UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 25, 2012

THE MCGRAW-HILL COMPANIES, INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-1023	13-1026995
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, New York, New York		10020
(Address of Principal Executive Offices)		(Zip Code)

(212) 512-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The McGraw-Hill Companies, Inc. (the “Company”) held its annual meeting of shareholders on April 25, 2012. The following is a summary of the voting results for each matter presented to shareholders at the Annual Meeting.

Proposal 1: Election of Directors

The Company’s shareholders elected the persons nominated as Directors of the Company as set forth below:

Nominees	For	Against	Abstain	Broker Non-Votes
Pedro Aspe	224,862,329	5,868,883	294,836	14,730,962

Sir Winfried Bischoff	225,902,092	4,806,987	317,059	14,730,962

William D. Green	229,572,337	1,153,210	300,501	14,730,962

Linda Koch Lorimer	225,262,889	5,487,147	276,012	14,730,962

Harold McGraw III	222,070,345	8,683,032	272,671	14,730,962

Robert P. McGraw	227,448,218	3,290,145	287,685	14,730,962

Hilda Ochoa-Brillembourg	228,364,490	2,290,281	371,277	14,730,962

Sir Michael Rake	229,015,265	1,602,962	407,822	14,730,962

Edward B. Rust Jr.	216,923,557	13,731,917	370,575	14,730,962

Kurt L. Schmoke	228,792,470	1,866,458	367,121	14,730,962

Sidney Taurel	225,926,668	4,723,385	375,995	14,730,962

Richard E. Thornburgh	227,016,180	3,639,792	370,076	14,730,962

Proposal 2: Vote to approve, on an advisory basis, the executive compensation program for the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
224,228,464	5,512,563	1,285,022	14,730,962

Proposal 3: Vote to ratify the appointment of Ernst & Young LLP as the Company’s independent Registered Public Accounting Firm for 2012:

For	Against	Abstain	Broker Non-Votes
241,925,952	2,897,578	933,480	0

Proposal 4: Shareholder proposal requesting shareholder action by written consent:

For	Against	Abstain	Broker Non-Votes
108,842,359	121,410,328	773,361	14,730,962

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE McGRAW-HILL COMPANIES, INC.

	By:	/s/ Kenneth Vittor
Kenneth Vittor
Executive Vice President and General Counsel

Dated: April 27, 2012